FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005

Global Crossing Limited

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0407042
(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

(441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

Global Crossing (UK) Telecommunications Limited (“GCUK”) intends to furnish on April 29, 2005 its annual report for the fiscal year ended December 31, 2004 to the holders of the $200 million of 10.75-percent U.S. dollar-denominated senior secured notes due 2014 and £105 million of 11.75-percent British pounds sterling-denominated senior secured notes due 2014 issued by its subsidiary, Global Crossing (UK) Finance Plc. The furnishing of such annual report to the note holders is required by the terms of the indenture under which such notes were issued. The GCUK annual report is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02/7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Annual report of Global Crossing (UK) Telecommunications Limited to be furnished to senior note holders of Global Crossing (UK) Finance Plc on April 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005

GLOBAL CROSSING LIMITED

By:	/s/ Jean F.H.P. Mandeville
Name:	Jean F.H.P. Mandeville
Title:	Executive Vice President and Chief Financial Officer